Exbihit 10.61

MOBILE SATELLITE VENTURES LP

2001 UNIT INCENTIVE PLAN

(as amended)

NONQUALIFIED UNIT OPTION AGREEMENT

Nonqualified Option	This option is not intended to be an incentive stock option under Section 422 of the Internal Revenue Code and will be interpreted accordingly.

Vesting

This option is only exercisable before it expires and then only with respect to the vested portion of the option. Subject to the preceding sentence, you may exercise this option, in whole or in part, to purchase a whole number of vested Units by following the procedures set forth in the Plan and below in this Agreement.

Your right to purchase Units under this option vests as to one-third (1/3) of the total number of Units covered by this option, as shown on the cover sheet, on the one-year anniversary of the Vesting Start Date (“Anniversary Date”), provided you then continue in Service. Thereafter, for each such vesting date that you remain in Service, the number of Units which you may purchase under this option shall vest at the rate of one-third (1/3) on each successive Anniversary Date. The resulting aggregate number of vested Units will be rounded to the nearest whole number, and you cannot vest in more than the number of Units covered by this option.

No additional Units will vest after your Service has terminated for any reason.

Term	Your option will expire in any event at the close of business at Partnership headquarters on the day before the 10th anniversary of the Grant Date, as shown on the cover sheet. Your option will expire earlier if your Service terminates, as described below.

Termination of Service	The Partnership reserves the right to determine in its sole discretion when Service terminates for all purposes under the Plan. Resignation, Expiration of a fixed term of office or appointment, Death, Disability, Cause or delivery by the Partnership or Affiliate of notice of termination of Service are some examples of Termination of Service.

If your Service terminates for any reason, other than death, Disability or Cause, then your option will expire at the close of business at Partnership headquarters on the 90th day after the date on which your Service terminates.

Termination for Cause

If your Service is terminated for Cause, then you shall immediately forfeit all rights to your option and the option shall immediately expire.

For purposes of this Agreement, and notwithstanding any definition of “Cause” in the Plan, Cause shall mean:

(i) gross negligence or willful misconduct in connection with the performance of duties;

(ii) conviction of a criminal offense (other than minor traffic offenses);

(iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-solicitation or non-competition agreements, if any, between you and the Partnership or an Affiliate;

(iv) refusal to cooperate in any lawful internal investigation approved by the Board or a committee thereof; or

(v) knowingly taking any action that, in the opinion of the Board or a committee thereof, harms the Partnership, an Affiliate, or the reputation of the Partnership or an Affiliate.

The determination of whether a termination of Service was for Cause shall be made by the Partnership in its sole discretion.

Termination on Death	If your Service terminates because of your death, then your option will expire at the close of business at Partnership headquarters on the date twelve (12)

months after the date of death. During that twelve month period, your estate or heirs may exercise the vested portion of your option.

In addition, if you die during the 90-day period described in Termination of Service above, and a vested portion of your option has not yet been exercised, then your option will instead expire on the date twelve (12) months after the date of death. In such a case, during the period following your death up to the date twelve (12) months after the date of death, your estate or heirs may exercise the vested portion of your option.

Termination for Disability	If your Service terminates because of your Disability, then your option will expire at the close of business at Partnership headquarters on the date twelve (12) months after the date on which your Service terminates.

Leaves of Absence

For purposes of this option, your Service does not terminate when you go on a bona fide leave of absence that was approved by the Partnership in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. However, your Service will be treated as terminating 90 days after you went on employee leave, unless your right to return to active Service is specifically guaranteed by applicable law or by a written contract. Your Service terminates in any event when the approved leave ends unless you immediately return to Service.

The Partnership determines, in its sole discretion, which leaves count for this purpose.

Change of Control	If you remain in Service on the day immediately prior to a Change of Control, all Units to the extent not already vested under this option shall be deemed to vest on the day immediately prior to the Change of Control.

Notice of Exercise	When you wish to exercise this option, you must notify the Partnership by filing the proper “Notice of Exercise” form at the address given on the form. Your notice must specify how many Units you wish to purchase. Your notice must also specify how your Units should be registered (in your name only or in your and your spouse’s names as joint tenants with right of survivorship). The notice will be effective when it is received by the Partnership.

If someone else wants to exercise this option after your death, that person must prove to the Partnership’s satisfaction that he or she is entitled to do so.

Form of Payment

When you submit your notice of exercise, you must include payment of the option price for the Units you are purchasing. Payment may be made in one (or a combination) of the following forms:

•     Cash, your personal check, a cashier’s check, a money order or another cash equivalent acceptable to the Partnership.

•     After a Triggering Event (i.e., the conversion of the Partnership or its business into a corporation), or a Change of Control (as defined in the Plan), by Units which have already been owned by you for more than six months and which are surrendered to the Partnership. The value of the Units, determined as of the effective date of the option exercise, will be applied to the option price.

•     After a Triggering Event or a Change of Control (as defined in the Plan) and to the extent a public market for the Units exists as determined by the Partnership, by delivery (on a form prescribed by the Partnership) of an irrevocable direction to a licensed securities broker acceptable to the Partnership to sell Units and to deliver all or part of the sale proceeds to the Partnership in payment of the aggregate option price and any withholding taxes.

Withholding Taxes	You will not be allowed to exercise this option unless you make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the option exercise or sale of Units acquired under this option. In the event that the Partnership determines that any federal, state, local or foreign tax or withholding payment is required relating to the exercise or sale of Units arising from this grant, the Partnership shall have the right to require such payments from you, or withhold such amounts from other payments due to you from the Partnership or any Affiliate.

Transfer of Option	During your lifetime, only you (or, in the event of your legal incapacity or incompetency, your guardian or legal representative) may exercise the option. You cannot transfer or assign this option. For instance, you may not sell this option or use it as security for a loan. If you attempt to do any of these things, this option will immediately become invalid. You may, however, dispose of this option in your will or it may be transferred upon your death by the laws of descent and distribution.

Regardless of any marital property settlement agreement, the Partnership is not obligated to honor a notice of exercise from your spouse, nor is the Partnership obligated to recognize your spouse’s interest in your option in any other way.

Market Stand-off Agreement	In connection with any underwritten public offering by the Partnership of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Partnership’s initial public offering, you agree not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or agree to engage in any of the foregoing transactions with respect to any Units without the prior written consent of the Partnership or its underwriters, for such period of time after the effective date of such registration statement as may be requested by the Partnership or the underwriters (not to exceed 180 days in length).

Investment Representation	If the sale of Units under the Plan is not registered under the Securities Act, but an exemption is available which requires an investment or other representation, you shall represent and agree at the time of exercise that the Units being acquired upon exercise of this option is being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Partnership and its counsel.

The Partnership’s Right of First Refusal

In the event that you propose to sell, pledge or otherwise transfer to a third party any Units acquired under this Agreement, or any interest in such Units, the Partnership shall have the “Right of First Refusal” with respect to all (and not less than all) of such Units. If you desire to transfer Units acquired under this Agreement, you must give a written “Transfer Notice” to the Partnership describing fully the proposed transfer, including the number of Units proposed to be transferred, the proposed transfer price and the name and address of the proposed transferee.

The Transfer Notice shall be signed both by you and by the proposed new transferee and must constitute a binding commitment of both parties to the transfer of the Units. The Partnership shall have the right to purchase all, and not less than all, of the Units on the terms of the proposal described in the Transfer Notice (subject, however, to any change in such terms permitted in the next paragraph) by delivery of a notice of exercise of the Right of First Refusal within thirty (30) days after the date when the Transfer Notice was received by the Partnership.

If the Partnership fails to exercise its Right of First Refusal within thirty (30) days after the date when it received the Transfer Notice, you may, not later than ninety (90) days following receipt of the Transfer Notice by the Partnership, conclude a transfer of the Units subject to the Transfer Notice on the terms and conditions described in the Transfer Notice. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by you, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in the paragraph above. If the Partnership exercises its Right of First Refusal, the parties shall consummate the sale of the Units on the terms set forth in the Transfer Notice within such period as may be specified in the
Transfer Notice, but no later than 60 days after the date when the Partnership received the Transfer Notice;
provided, however, that in the event the Transfer Notice provided that payment for the Units was to be made in a form other than lawful money paid at the time of transfer, the Partnership shall have the option of paying for the Units with lawful money equal to the present value of the fair market value of the consideration described in the Transfer Notice, discounted at a rate per annum equal to the rate on 10-year Treasury
Constant maturities (zero coupon bonds) on the date of receipt of the Transfer Notice.

The Partnership’s rights under this subsection shall be freely assignable, in whole or in part, shall inure to the benefit of its successors and assigns and shall be binding upon any transferee of the Units.

The Partnership’s Right of First Refusal shall terminate in the event that the Units are listed on an established national or regional stock exchange, are admitted for quotation on The NASDAQ Stock Market, or are publicly traded in an established securities market.

Right to Repurchase

Following termination of your Service for any reason, the Partnership shall have the right to purchase all of those Units that you have or will acquire under this option. If the Partnership exercises its right to purchase the Units, the Partnership will notify you of its intention to purchase such Units, and will consummate the purchase within 90 days of the termination of your Service or, in the case of Units acquired after the termination of your Service, within 90 days of the date of exercise.

The purchase price shall be the Fair Market Value of the Units on the date of your termination of Service if the Partnership exercises its right to purchase such Units within 90 days of the termination of your Service or exercises its right within 90 days of the date of your exercise of the option following termination of your Service.

The Partnership’s rights of repurchase shall terminate in the event that the Units are listed on an established national or regional stock exchange, are admitted for quotation on The NASDAQ Stock Market, or are publicly traded in an established securities market.

Retention Rights	Neither your option nor this Agreement gives you the right to be retained by the Partnership (or any Affiliates) in any capacity. The Partnership (and any Affiliate) reserves the right to terminate your Service at any time and for any reason.

Unitholder Rights	You, or your estate or heirs, have no rights as a unitholder of the Partnership until (i) a certificate for your option’s Units has been issued, and (ii) you have executed the LP Agreement. No adjustments under the LP Agreement are made for dividends or other rights if the applicable record date occurs before your Unit certificate is issued, except as described in the Plan.

Forfeiture of Rights	If you should take actions in competition with the Partnership, the Partnership shall have the right to cause a forfeiture of your rights, including, but not limited to, the right to cause: (i) a forfeiture of any outstanding option, and (ii) with respect to the period commencing twelve (12) months prior to the termination of your Service with the Partnership and ending twelve (12) months following such termination of Service (A) a forfeiture of any gain recognized by you upon the exercise of an option or (B) a forfeiture of any Units acquired by you upon the exercise of an option (but the Partnership will pay you the option price without interest). Unless otherwise specified in an employment or other agreement between the Partnership and you, you take actions in competition with the Partnership if you directly or indirectly, own, manage, operate, join or control, or participate in the ownership, management, operation or control of, or are a proprietor, director, officer, stockholder, member, partner or an employee or agent of, or a consultant to any business, firm, corporation, partnership or other entity which competes with any business in which the Partnership or any of its Affiliates is engaged during your employment or other relationship with the
Partnership or its Affiliates or at the time of the termination of your Service.

Adjustments	In the event of a share split, a share dividend or a similar change in the Units, the number of Units covered by this option and the option price per share may be adjusted (and rounded down to the nearest whole number) pursuant to the Plan. Your option shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Partnership is subject to such organizational activity.

Legends	All certificates representing the Units issued upon exercise of this option shall, where applicable, have endorsed thereon the legends required by the LP Agreement, if any.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

The Plan

The text of the Plan is incorporated in this Agreement by reference. Pursuant to the Plan, this Agreement may be amended by the Board or the Committee, as applicable, at any time for any reason; provided that an amendment that impairs your rights under this Agreement only will be effective after you consent to the change.

This Agreement and the Plan constitute the entire understanding between you and the Partnership regarding this option. Any prior agreements, commitments or negotiations concerning this option are superseded.

Interpretation	Certain capitalized terms used in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.

Where there is an inconsistency between the Plan and this Agreement, the Plan prevails.

Other Agreements	You agree, as a condition of the grant of this option, that in connection with the exercise of the option, you will execute such document(s) as necessary to become a party to any shareholder agreement, limited partnership agreement, or any unitholder’s agreement, or such other similar agreement as the Partnership may require.

By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.